UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2007

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 1, 2007, KANA Software, Inc. (“KANA”) announced in its conference call with investors that in connection with its review of the quarterly allocations of certain expense items, it has determined that non-cash compensation expenses relating to certain options granted in 1999 were incorrectly recorded in each of the first three quarters of 2006. Additionally, certain other expense items were recorded in the improper quarter within 2006. Accordingly, KANA will restate its historical financial statements for the first three quarters of 2006. Previously issued quarterly and annual financial statements will not be affected. KANA anticipates that the restated financial information will be set forth in its Annual Report on Form 10-K for the year ended December 31, 2006. The financial statements and all earnings press releases and similar communications issued by KANA relating to the first three quarters of 2006 should not be relied upon pending completion of the restatement, which will be provided in KANA’s Form 10-K for the fiscal year end December 31, 2006.

KANA has discussed the above matters with Burr, Pilger & Mayer LLP, its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ Michael S. Fields
Michael S. Fields
Chief Executive Officer

Date: March 6, 2007